UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant [ ]
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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

VISION-SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Vision-Sciences Stockholder:

 I would like to extend a personal invitation for you to join us at our 2012 Annual Meeting of Stockholders.  We will hold the meeting at our offices at 40 Ramland Road South, Orangeburg, New York 10962 on July 26, 2012 at 10:00 a.m., local time.

During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement that follows and respond to any questions that you may have about the Company.

This year, we again have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe this approach provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Even if you don’t plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, or, if you have received a printed set of proxy materials, please complete, sign, date and return the proxy card in the envelope provided. Please review the instructions on each of your voting options described in the Important Notice Regarding the Availability of Proxy Materials. Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Vision-Sciences.  We look forward to seeing you at the Annual Meeting.

/s/ Lewis C. Pell
Lewis C. Pell Chairman of the Board

VISION-SCIENCES, INC.
40 Ramland Road South,
Orangeburg, New York 10962

Notice of Annual Meeting of Stockholders
to be Held on July 26, 2012

The Annual Meeting of Stockholders of Vision-Sciences, Inc. will be held at the Company’s corporate headquarters, 40 Ramland Road South, Orangeburg, New York 10962, on Thursday, July 26, 2012 at 10:00 a.m., local time, to consider and act upon the following matters:

(1)	To elect three Class III Directors named in the attached Proxy Statement to hold office until the Annual Meeting of Stockholders in 2015, each to serve for a three-year term;

(2)	To ratify the appointment of EisnerAmper LLP as independent registered public accountants for the fiscal year ending March 31, 2013;

(3)	To approve an amendment to the Company’s 2007 Amended and Restated Stock Incentive Plan to increase the number of shares available under such Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on May 29, 2012 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and during normal business hours at the Company’s corporate headquarters during the 10-day period immediately prior to the date of the Annual Meeting.

By Order of the Board of Directors,

/s/ Lewis C. Pell
Lewis C. Pell, Chairman
Orangeburg, New York
June 15, 2012

EACH STOCKHOLDER IS URGED TO VOTE VIA THE INTERNET, BY TELEPHONE OR, IF YOU HAVE RECEIVED A PRINTED SET
OF PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED,
IN EACH CASE IN THE MANNER DESCRIBED IN THE NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS.
IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE
THE PROXY AND VOTE THE SHARES IN PERSON

TABLE OF CONTENTS

Matters to be Considered at Annual Meeting
Proposal 1: Election of Class III Directors	2

Proposal 2: Ratification of Appointment of EisnerAmper LLP as Independent Registered Public Accountants for the fiscal year ended March 31, 2013	4

Proposal 3: Approval of an Amendment to the Company's 2007 Amended and Restated Stock Incentive Plan to increase the number of shares available under such plan	6

Other Matters Before the Annual Meeting	12

Board Structure and Governance	12

Security Ownership of Certain Beneficial Owners and Management	17

Section 16(a) Beneficial Ownershiper Reporting Compliance	18

Director Compensation	18

Executive Compensation and Other Information	20

Named Executive Officer Compensation	24

Agreements and Other Related Party Transactions	26

Other Matters Related to this Proxy Statement	28

VISION-SCIENCES, INC.
40 Ramland Road South
Orangeburg, New York 10962

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on July 26, 2012 at 10:00 a.m. Local Time

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Vision-Sciences, Inc. (the “Company” or “Vision-Sciences”) for use at the 2012 Annual Meeting of Stockholders (“Annual Meeting”) to be held on July 26, 2012 at 10:00 a.m. at the Company’s corporate headquarters at the above address, and at any postponements or adjournments thereof.  All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary or by voting in person at the Annual Meeting or by voting again on a later date by internet or telephone.

This Proxy Statement and the form of Proxy were first furnished or made available to stockholders on or about June 15, 2012.

Voting Securities and Votes Required

At the close of business on May 29, 2012, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 46,168,488 shares of our Common Stock, $0.01 par value per share (“Common Stock”), constituting all of our voting stock. Holders of Common Stock are entitled to one (1) vote per share.

The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting.  Shares of Common Stock represented in person or by proxy will be counted for purposes of determining whether a quorum exists at the Annual Meeting and will be voted in accordance with the voting specifications or, if none, in the manner specified in the proxy.

Shares held by stockholders who abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes for or against any such matter, but will be counted for purposes of establishing a quorum.  We encourage you to provide specific voting instructions to any organization that holds your shares of Common Stock in street name.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. Ratification of the appointment of the independent registered public accountants and the approval of an amendment to the Company’s Amended and Restated 2007 Stock Incentive Plan each require the affirmative vote of a majority of shares of Common Stock voting on the matter for approval.

ALL PROXIES TIMELY RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:
ELECTION OF CLASS III DIRECTORS

Our governing documents provide that the Board of Directors will be divided into three classes: Class I, Class II and Class III. There are currently three Class III Directors, whose terms expire at this 2012 Annual Meeting of Stockholders, three Class I Directors, whose terms expire at our 2013 Annual Meeting of Stockholders and two Class II Directors, whose terms expire at our 2014 Annual Meeting of Stockholders. Once elected at the 2012 Annual Meeting, the term for the Class III Directors will expire at our 2015 Annual Meeting of Stockholders.  The directors in each class serve terms of three years or until the election of their successors or their earlier death, resignation or removal.

At the Annual Meeting, three Class III directors are to be elected.  Each of the three Class III nominees listed below have indicated their willingness to serve, if elected, but if any of them are unable or unwilling to stand for election, proxies may be voted for a substitute nominee or nominees designated by the Board of Directors.  The persons named in the proxy card will vote for David W. Anderson, Warren Bielke and Lothar Koob as Class III Directors, unless authority to vote for the election of any of them is withheld by marking the proxy to that effect.

Listed below are the names and certain information with respect to each of our directors, including the nominees for Class III Directors:

			First				Governance and
	Class of		Became a		Audit	Compensation	Nominating
Name	Director	Age	Director	Independent (1)	Committee (2)	Committee	Committee
Cynthia F. Ansari	I	47	2011
Lewis C. Pell	I	69	1987
John J. Rydzewski	I	59	2009	x	x	x	x
Katsumi Oneda	II	74	1987	x
Dr. Bruce Polsky	II	58	2010	x			x
David W. Anderson	III	59	2005	x	x	x	x
Warren Bielke	III	65	2005
Lothar Koob	III	63	2009	x	x	x	x

(1)	All independent directors satisfy the definition of the listing standards of The NASDAQ Stock Market.
(2)	All Audit Committee members satisfy the SEC’s requirements for independence for Audit Committee members.

Nominees for Class II Directors: Three-Year Terms Ending in 2015

David W. Anderson has served since 2004 as President, Chief Executive Officer and director of Gentis, Inc., a privately-held, fully integrated orthobiologics company. Prior to that, Mr. Anderson was the President, Chief Executive Officer and director of Sterilox Technologies, Inc. from 2000 to 2004. Mr. Anderson is a director of several private companies. Mr. Anderson serves on our Audit, Governance and Nominating, and Compensation Committees. Mr. Anderson’s experience as a senior executive and a board member in the health care fields, and his service as a director and on the audit and governance and nominating committees of public and private companies, makes him a valuable resource and well-suited to serve on our Board and our committees, if elected.

Warren Bielke has served since August 11, 2011 as our Director of Strategic Initiatives.  Previously he served as our Interim Chief Executive Officer from November 9, 2009 to August 11, 2011.  From April 2009 to November 9, 2009 he provided consulting services to Vision-Sciences.  See “Agreements with Directors and Names Officers” below.  Prior to April 2009, he served as a business consultant and an investor. He has served as President and Chief Executive Officer of Vertebral Technologies, Inc., a developer of spinal implants from 2005 to 2006. Prior to that, Mr. Bielke was self-employed as a consultant and investor with start-up businesses from 1999 to 2005. Mr. Bielke is a director of two other private companies.   With a degree in business administration, his long history in the medical device field, and his in-depth expertise in sales, marketing and management, Mr. Bielke is well-suited to serve on our Board, if elected.

Lothar Koob has been a General Partner of Extera Partners LLC, a life science strategic partnering and product commercialization firm located in Cambridge, MA, since 2007. Between 2001 and 2006, Mr. Koob was an Executive Vice President of Analogic Corporation (Analogic) of Peabody, MA. Prior to that, he was with Zeiss/Humphrey as its President of Worldwide Ophthalmic Systems Business and prior to that he spent 24 years in various positions at Siemens Medical where he also served as the General Manager of the MRI and Ultrasound worldwide business units. Mr. Koob is currently a director of Ultrasonix Medical and Helix Medical. In the past five years he has also been a director of BK Medical and Sky Computers, which are both subsidiaries of Analogic. Mr. Koob serves on our Audit, Governance and Nominating, and Compensation Committees. With a degree in electrical engineering, a background in medical device manufacturing and his membership on the boards and compensation and audit committees of a number of private companies, Mr. Koob is a valuable asset to our Board and our committees and is well-suited to serve on our Board and our committees, if elected.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE ABOVE DIRECTOR
NOMINEES FOR ELECTION AS A CLASS III DIRECTOR.
UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE
 VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE

Other Directors

Incumbent Class I Directors Continuing in Office until 2013

Lewis C. Pell is a co-founder of Vision-Sciences and has been Chairman of the Board since 2005. Prior to that, Mr. Pell served as Vice-Chairman of our Board of Directors since 1992. Mr. Pell is a founder or co-founder and chairman and director of several privately held medical device companies and is the chairman of Photomedex, Inc., a publicly-traded dermatology company. We believe Mr. Pell’s extensive experience with Vision-Sciences and other companies in the medical device industry, particularly his experience serving as a founder and a member of the board of directors of numerous medical device companies, makes him exceptionally well-suited to continue to serve as a member of our Board.

John J. Rydzewski is the Executive Chairman of Enumeral Biomedical Corp., a privately-held company engaged in the discovery of native human monoclonal antibodies for use in disease diagnosis and treatment. Prior to joining Enumeral in October 2011, he was a Managing Director of Christofferson, Robb & Co. where he was responsible for life science investments since 2006. Mr. Rydzewski was previously a healthcare investment banker and a manager at Price, Waterhouse & Co.  He currently serves as Executive Chairman of Enumeral Biomedical Corp., Director of Fidelis Care New York, and Vice Chairman of RAND Health, the healthcare policy research unit of the RAND Corporation. He received both MBA and BS degrees from The Wharton School of the University of Pennsylvania and he obtained his C.P.A license in Missouri. Mr. Rydzewski serves on our Audit, Governance and Nominating, and Compensation Committees. We believe Mr. Rydzewski’s broad healthcare industry experience, professional training and educational background make him well-suited to continue to serve as a member of our Board and our committees.

Cynthia Ansari was elected to our Board of Directors on August 11, 2011 and also serves as our Chief Executive Officer. Prior to joining us, Ms. Ansari served from 2007 to 2011 as Vice President of Global Marketing for Stryker Spine, one of the world’s leading medical technology companies. From 1992 to 2007, Ms. Ansari held positions of increasing responsibility in sales and marketing at Stryker, including over a decade developing products for the endoscopic market. At Stryker, she led a global team of professionals to successfully launch numerous products and transform the Stryker Spine Marketing Organization. Ms. Ansari began her career at Motorola, Inc. where she earned numerous achievements, including the company’s prestigious “Salesperson of the Year” award in 1991. Ms. Ansari has a B.A. in Economics from the University of Maryland. She has also participated in Executive Leadership Programs at Harvard Business School. With her extensive experience in the medical device field, and her in-depth expertise in sales and management, Ms. Ansari is well-suited to continue to serve on our board.

Incumbent Class II Directors Continuing in Office until 2014

Katsumi Oneda is a co-founder of Vision-Sciences and served as Chairman of the Board of Directors from 1990 to 1991 and again from 1993 to 2005. From 1993 through 2003, he also served as our President and Chief Executive Officer. He served as Vice-Chairman of our Board from 1992 to 1993 Mr. Oneda is a director of Photomedex, Inc. and of a private company.  Mr. Oneda’s decades-long experience in the field of endoscopy and device engineering, and his pivotal role in creating and furthering our technology make him well suited to continue to serve on our Board.

Dr. Bruce Polsky is currently Chairman of the Department of Medicine, Chief of the Division of Infectious Diseases, Hospital Epidemiologist, and Medical Director of the Clinical Virology Laboratory at St. Luke's-Roosevelt Hospital Center in New York City. Dr. Polsky also serves as the John H. Keating Sr. Professor of Clinical Medicine at the College of Physicians and Surgeons of Columbia University. Prior to joining St. Luke's-Roosevelt in 1998, Dr. Polsky was Associate Professor of Medicine at Cornell University Medical College. Dr. Polsky is a graduate of the University of Michigan and the Wayne State University School of Medicine. His post-graduate training in Internal Medicine was at Montefiore Medical Center and the Albert Einstein College of Medicine in New York City. Dr. Polsky’s significant experience in the field of infectious diseases makes him a valuable resource and well-suited to continue to serve on our Board, our Governance and Nominating Committee, and our Medical and Scientific Advisory Board.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed and recommends the firm of EisnerAmper LLP (“EisnerAmper”) as our independent registered public accountants for the current fiscal year. EisnerAmper has served as our independent registered public accountants since March 2010 and, most recently, completed the audit of our financial statements for the fiscal year ended March 31, 2012. Although stockholder approval of the selection of EisnerAmper is not required by law or by our governing documents, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection.

Representatives of EisnerAmper are expected to be present at the Annual Meeting, to have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from stockholders.

Fees Paid to Auditors

The following table shows the aggregate fees billed for professional services rendered by EisnerAmper for the fiscal years ended March 31, 2012 and 2011, except as expressly noted:

	Fiscal Year Ended March 31,
	2012	2011
Audit fees (1)	$126,300	$121,500
Audit-related fees (2)	14,025	10,500
Tax fees (3)	24,150	17,100
All other fees (4)	15,700	11,500
Total	$180,175	$160,600

(1)
Audit fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements, and services that are normally provided in connection with statutory audits required in regulatory filings.

(2)	Audit-related fees consist of fees associated with the audit of the Company’s 401(k) plan.
(3)	Tax fees consist of fees for professional services rendered for assistance with federal and state tax compliance.
(4)	All other fees consist of fees for registration statement consents and accounting advisory fees.

 The Audit Committee of our Board chooses and engages our independent registered public accountants to audit our financial statements. In April 2004, our Audit Committee adopted a policy requiring management to obtain the Audit Committee’s approval before engaging our independent registered public accountants to provide any audit or permitted non-audit services to us or our subsidiaries. This policy, which is designed to assure that such engagements do not impair the independence of our independent registered public accountants, requires the Audit Committee to pre-approve annually various audit and non-audit services that may be performed by our independent registered public accountants.

Our Chief Financial Officer & Executive Vice President, Corporate Development reviews all management requests to engage our independent registered public accountants to provide services and approves the request if the requested services are of the type pre-approved by the Audit Committee. We inform the Audit Committee of these approvals at least quarterly. Services of the type not pre-approved by the Audit Committee require pre-approval by the Audit Committee on a case-by-case basis, subject to exceptions permitted by law. The Audit Committee is not permitted to approve the engagement of our independent registered public accountants for any services that fall into a category of services that is not permitted by applicable law or if the services would be inconsistent with maintaining the registered public accountant’s independence. All of the services performed by the independent registered public accountants in fiscal 2012 were pre-approved by the Audit Committee and, thus, we did not rely on any such exception to the pre-approval requirements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.
UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE
COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 3:
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2007 AMENDED AND RESTATED STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER SUCH PLAN

The Board of Directors has concluded that the ability to grant equity awards is a necessary and powerful tool for recruiting, retaining and motivating top quality management and employees, which it believes is material to the Company’s success. There currently are no shares available for grant under the 2007 Plan to meet the Company’s current and projected needs.  Accordingly, on December 14, 2011, our Board approved, subject to stockholder approval at this Annual Meeting, an amendment to the 2007 Plan to increase the maximum aggregate number of shares of Common Stock authorized under the 2007 Plan from 5,000,000 to 7,000,000, which if approved will provide us with 2,000,000 shares for grant. Subject to approval of the amendment described below, we have committed to granting 361,831 options to purchase shares and, subject to the satisfaction of a condition, will be obligated to issue an additional 750,000 options to purchase shares on August 11, 2012, effectively leaving 888,169 shares available for grant under the 2007 Plan.

Summary of the 2007 Plan

A brief summary of our 2007 Plan is below. A more complete summary and the full text of the 2007 Plan, as proposed to be amended, is attached hereto as Appendix A and was initially included in our Schedule 14A filed with the SEC on July 27, 2007. Our SEC filings may be found online at the SEC's EDGAR website at http://www.sec.gov.

The current 2007 Plan was adopted by our Board, and approved by our stockholders, at our annual meeting held on August 21, 2008 and amended at our annual meeting held on September 2, 2010.  Up to 5,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) were authorized to be issued pursuant to options granted under the 2007 Plan, of which none remain available as of May 31, 2012.

Purpose

The purpose of the 2007 Plan is to enhance our ability to attract, retain and motivate persons who make important contributions to the Company, by providing equity ownership opportunities and performance-based incentives. The Board believes that the amendment to the 2007 Plan will continue advance the interests of the Company’s stockholders by better aligning the interests of the participants in the 2007 Plan with those of the Company’s stockholders.

Eligibility

All the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards or other stock-based awards under the 2007 Plan. The Board, through its Compensation Committee, will determine who will participate in the 2007 Plan based upon an employee’s achievement of corporate goals, management’s recommendations and the desire to incentivize the applicable employee, officer, director or consultant.

Administration

The 2007 Plan provides that the Board will administer the Plan and will have the authority to grant awards and the terms of the awards, including the effect on the award of the disability, death, retirement or other change in employment or status of the participant. The Board may delegate any or all of its powers under the 2007 Plan to one or more committees or subcommittees of the Board. Pursuant to this authority, the Board has delegated the administration of the 2007 Plan to the Compensation Committee. When referring to the Board with respect to the 2007 Plan, we are referring to the Board or any committee or subcommittee appointed by the Board under the 2007 Plan.

Stock Available for Awards

Currently, the 2007 Plan provides for up to 5,000,000 shares of Common Stock to be awarded under the Plan, subject to adjustments. If stockholders approve this Proposal 3, the total number of shares authorized under the 2007 Plan will increase to 7,000,000 shares. If any award expires or is terminated without being exercised or Common Stock is not issued, the unused Common Stock covered by the award will be again available for grant under the 2007 Plan, subject to tax limitations. The maximum number of shares of Common Stock to be granted to any participant under the 2007 Plan is 2,000,000 per calendar year, subject to adjustments and subject to Section 162(m) of the Code.

Terms of Options

The Board may grant options to purchase Common Stock under the 2007 Plan. The Board will determine at the time of the grant all terms of the options, including, the number of shares covered by each option, the exercise price, the conditions and limitations applicable to the exercise of each option and the duration of each option, which shall not be granted for a term of more than ten years. The payment for the Common Stock upon exercise of an option, may be in cash, check, an irrevocable and unconditional undertaking by a broker to pay the Company, delivery of registered Common Stock owned by the participant valued at their fair market value, delivery of a promissory note or any other payment of lawful consideration as the Board may determine.

Restricted Stock

The Board may grant awards entitling recipients to acquire shares of Common Stock, subject to the Company’s right to repurchase all or part of the shares at their issue price or other stated or formula price, subject to the conditions determined and specified by the Board in the award.

Other Stock-Based Awards

The 2007 Plan provides that the Board may grant other awards based upon the Common Stock of the Company, including shares based on certain conditions, convertible securities and stock appreciation rights.

Adjustment Provisions

Capitalization Changes

In the event of specified transactions involving the Company’s Common Stock, including stock splits, stock dividends, recapitalizations, spin-offs or other similar changes in capitalization other than a normal capital dividends, (1) the number of shares available under the 2007 Plan, (2) the per-participant limit, (3) the number and class of securities exercisable under each option and the exercise price per share of each option, (3) the repurchase price per restricted stock award and (4) the terms of each other outstanding award, will each be appropriately adjusted by the Company to the extent that the Board determines that an adjustment is necessary and appropriate.

Significant Corporate Events

Upon a proposed liquidation or dissolution of the Company, all options will be exercisable in full and will terminate upon the liquidation or dissolution. The effect of a liquidation or dissolution on restricted stock awards will be established at the time of the grant of the award.

Upon a reorganization event or the execution of an agreement with respect to a reorganization event, the Board will provide that all outstanding options be assumed or equivalent options substituted by the acquiring or succeeding entity and, if that reorganization event constitutes a change of control under the 2007 Plan, the options will be immediately exercisable upon the reorganization event. If the acquiring or succeeding entity does not agree to assume or substitute the options, all unexercised options will become exercisable in full as of a specified time prior to the reorganization event and terminate prior to the reorganization event. If the consideration for the Common Stock in the reorganization event is cash, the Board may instead provide that the options will terminate upon the reorganization event and each participant will receive the equivalent of the consideration in the reorganization event for each share of the Common Stock subject to the option less the exercise price.

Upon a change of control event that is not also a reorganization event, all options will automatically become immediately exercisable in full.

A “reorganization event” is specified as a merger or exchange of shares or such time when the directors at the time the 2007 Plan is initially adopted (together with directors appointed by a majority of those directors) do not constitute the majority of the Board, subject to specified exceptions.

A “change of control” is the (1) consummation of a merger, consolidation, reorganization, share exchange or sale of all or substantially all of the assets of the Company unless following that business combination (a) substantially all of the stockholders entitled to elect directors prior to the event own more than 50% of the Common Stock and voting power entitled to elect directors of the resulting company in substantially the same proportions as they did in the Company prior to the transaction and (b) no person owns 20% or more of the Common Stock or voting power to elect directors of the resulting company or (2) the acquisition by a person, group or entity of 50% or more of the outstanding Common Stock or the voting power entitled to elect directors, except acquisitions by Katsumi Oneda or Lewis C. Pell or any of their affiliates so long as after their acquisition neither person nor their affiliates owns more than 40% of the Company’s Common Stock or outstanding voting securities to elect directors and subject to other exceptions in the 2007 Plan.

These adjustments under the 2007 Plan to the terms of the awards for significant corporate events may be viewed as anti-takeover provisions, which may have the effect of discouraging a proposal to acquire or otherwise control the Company.

 Restrictions on Transfer

Except as the Board may otherwise provide in an award, the participant may not transfer, involuntarily or voluntarily, any award under the 2007 Plan, except by will or by the laws of descent and distribution and during the life of the participant the award may only be exercisable by the participant.

Amendments to Granted Awards

The Board may amend, modify or terminate any award. The amendment is subject to the consent of the participant unless the Board determines that the modification would not materially and adversely affect the participant. The Board may, at any time, provide that options will be immediately exercisable in full or in part, that any restricted stock award may be free of restrictions or any other awards become exercisable.

Amendments to the 2007 Plan

The Board may amend, suspend or terminate the 2007 Plan provided that to the extent required by Section 162(m) of the Code, no award granted to a participant that is intended to comply with Section 162(m) after the date of the amendment shall be exercisable, realizable or vested until the amendment is approved by the stockholders as required by Section 162(m). As a result, the 2007 Plan may be amended to increase the cost of the 2007 Plan to the Company or to alter the benefits under the plan, without the approval of the stockholders.

Federal Tax Consequences

The principal federal tax consequences to participants and to the Company of grants and awards under the 2007 Plan are summarized below.

Nonqualified Stock Options.    Nonqualified stock options granted under the 2007 Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Incentive Stock Options.    An employee will generally not recognize income on grant or exercise of an incentive stock option; however, the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the Common Stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, the Company may not deduct any amount in connection with the incentive stock option.

Stock Appreciation Rights.    There are no immediate federal income tax consequences to a participant when a stock appreciation right is granted. Instead, the participant realizes ordinary income upon exercise of a stock appreciation right in an amount equal to the cash and/or fair market value (on the date of exercise) of the shares of Common Stock received. The Company will be entitled to deduct the same amount as a business expense at the time.

Restricted Stock.    Generally, an employee will only recognize income on the restricted stock once it vests (when the restrictions lapse). Once vested, the employee will recognize compensation income on the difference between the fair market value of the restricted stock and the amount the employee paid for the stock, if any. The Company would receive a corresponding deduction in the same amount.

Under Section 83(b) of the Internal Revenue Code, the employee may elect to report compensation income for the tax year in which he or she receives a grant of restricted stock. Again, The Company will be entitled to take a corresponding deduction for federal income tax purposes. If the employee makes such an election, the amount of compensation income is the value of the restricted stock at the time of grant. Any later appreciation in the value of the restricted stock is treated as capital gain and recognized only upon a sale of the restricted stock.

New Plan Benefits

The grant of awards to be allocated under the 2007 Plan for each executive officer (including those named in the Summary Compensation Table below, executives as a group, non-executives directors as a group and non-executive officer employees as a group) will be determined by, and is subject to the discretion of, the Board. As noted above, we have committed to granting 361,831 options to purchase shares upon the approval of Proposal 3 at this Annual Meeting, and have committed to granting an additional 750,000 shares to Ms. Ansari on August 11, 2012 (assuming her continued employment with the Company as of such date), all of which options are detailed in the table below. Beyond these committed option grants, it is not possible to predict the number of grants that will be made or who will receive any such grants under the 2007 Plan after the Annual Meeting.

	Dollar	Number of
Name and Position	Value (1)	Options
Cynthia F. Ansari, Chief Executive Officer	*	750,000
Mark Landman, Vice President, Disposable Operations	$85,860	50,000
Jitendra Patel, Vice President, Industrial Division	--	--
Katherine L. Wolf, Chief Financial Officer & Executive
Vice President, Corporate Development	--	--
Warren Bielke, Director, Strategic Initiatives (2)	--	--
Executive Officers as a Group	85,860	800,000
Non-Executive Directors as a Group	--	--
Non-Executive Officer Employees as a Group	438,402	311,831

* Fair value not determinable; Ms. Ansari will be issued 750,000 stock options pursuant to the terms of her employment letter if she remains employed by the Company on August 11, 2012.

(1)
Based on the grant date fair value of the option awards granted in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 718 (Topic 718, Compensation – Stock Compensation ), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 9. Stock-Based Awards to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2012.

(2)	Mr. Bielke served as our interim CEO until Ms. Ansari’s appointment to the permanent position on August 11, 2011. He was named Director of Strategic Initiatives and remains a director on our board.

The following table reflects the number of stock options awarded under the Plan during the period from the adoption of the Plan through March 31, 2012, to the individuals and groups listed below:

Stock Options Awarded Under the Plan

	Number of
Name and Position	Options (1)
Cynthia F. Ansari, Chief Executive Officer	1,500,000
Mark Landman, Vice President, Disposable Operations	260,134
Jitendra Patel, Vice President, Industrial Division	134,073
Katherine L. Wolf, Chief Financial Officer & Executive
Vice President, Corporate Development	812,458
Warren Bielke, Director, Strategic Initiatives (2)(3)	700,000
All Current Executive Officers as a Group (3)	3,406,665
Nominees for Election as a Non-Employee Director
David W. Anderson	-
Lothar Koob	-
Non-Executive Directors as a Group (excluding director nominees)	-
All Employees as a Group (excluding all Current Executive Officers)	4,570,621	*

* Of this amount, 2,351,360 options have terminated prior to exercise.

(1)
Includes 361,831 options to purchase shares that we have committed to granting upon the approval of Proposal 3 at this Annual Meeting and 750,000 options to purchase shares that are to be granted to Ms. Ansari pursuant to the terms of her employment letter if she remains employed by the Company on August 11, 2012.

(2)	Mr. Bielke served as our interim CEO until Ms. Ansari’s appointment to the permanent position on August 11, 2011. He was named Director of Strategic Initiatives and remains a director on our board.
(3)	Includes options granted to Mr. Bielke during his service as our interim CEO from November 9, 2009 to August 11, 2011.

The closing price of our common stock on May 31, 2012 was $1.35 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about the common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans as of March 31, 2012.

	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1)(2)		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding column (A)) (1)(2)
Equity compensation plans approved by security holders	7,888,281	(3)	$2.15	272,000
Equity compensation plans not approved by security holders	-		-	-
Total	7,888,281		$2.15	272,000

(1)
Does not reflect amounts available for future issuance upon exercise of options that may be granted after March 31, 2012. Shares issuable under the 2007 Stock Incentive Plan may also be issued in the form of restricted shares, stock appreciation rights, performance shares, or other equity-based awards.

(2)	Includes any shares of common stock that would be issuable pursuant to the 2003 Director Option Plan, approved by the stockholders in July 2003 and amended in August 2008.
(3)	Includes 361,831 options to purchase shares that we have committed to granting upon the approval of Proposal 3 at this Annual Meeting.

We maintain the following other equity incentive plans:

•
The 2000 Stock Incentive Plan, approved by stockholders in August 2000, authorized the issuance of up to 4,500,000 shares of common stock covering several different types of awards, including stock options, restricted shares, stock appreciation rights, and performance shares. This plan expired in 2010, although stock options issued under this plan are still outstanding.

•
The 2003 Director Option Plan, approved by stockholders in July 2003 and amended in August 2008, authorized the issuance of up to 450,000 shares of common stock covering the annual automatic grant of 10,000 stock options per outside director per year. Currently our outside directors elect not to receive this annual stock option grant and in its place receive a grant of 10,000 restricted shares. The 2003 Plan also provides for granting newly elected or appointed outside directors a one-time grant of 10,000 stock options.

Text of Proposed Amendment to 2007 Plan

To delete Section 4(a) of the 2007 Plan and replace it with the following:

“4.     Stock Available for Awards

(a)   Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 7,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.
UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE
COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

BOARD STRUCTURE AND GOVERNANCE

Leadership Structure

Since 2005, we have had separate individuals serving as Chairman of the Board and as Chief Executive Officer (“CEO”). The CEO is responsible for managing the day-to-day leadership and performance of the Company, while the Chairman and the Board provides guidance to the CEO. The Chairman leads and manages the Board and presides over meetings of the full Board. We believe this structure strengthens the role of the board in fulfilling its oversight responsibility and fiduciary duties to our stockholders while recognizing the day-to-day management of the direction of the Company by our CEO.

 Our Board selects our executive officers generally on an annual basis or at such other times as the Board may determine, and serve at the Board’s discretion. No family relationship exists among any of our executive officers or directors.

The Board plays an active role in the oversight of risk and the Company’s risk management practices and on a regular basis discusses the material risks affecting the Company, its industry and the general business environment.  Each year, the Board approves the Company’s annual budget; in addition, it regularly reviews with management the Company’s long-range strategic plans, providing management with its guidance and its views on potential risks and benefits inherent in any such plans.  The Audit Committee primarily is responsible for review of financial and compliance risks, with the full Board responsible for other risks.  Because of its size and available resources, the Company does not have a dedicated risk management function; rather, certain employees within the Company are charged with responsibility for specific risk areas including operational, liquidity, legal and compliance risks.  These individuals make regular reports to the Board and the Audit Committee on their areas of risk oversight.  In addition, the Company’s Chief Financial Officer and Executive Vice President, Corporate Development (a single individual) provides regular reports to both the Board and the Audit Committee and has a direct reporting relationship to the Audit Committee.  Both the Board and the Audit Committee routinely meet in executive session without management present to discuss material risks facing the Company.

The Board of Directors met eight times during fiscal 2012. All members of the Board of Directors who then served attended the last Annual Meeting on September 8, 2011 in person and all are expected to attend the 2012 Annual Meeting in person. No incumbent member of the Board attended fewer than 75% of the aggregate meetings of the Board and committees of the Board for which he serves.

Audit Committee

We have a standing Audit Committee of the Board of Directors in accordance with the Securities Exchange Act.  The purpose of the Audit Committee is to review our audited financial statements with management, review our independent registered public accountants’ performance in the annual audit, review audit fees, review fees for the preparation of our tax returns, discuss our internal accounting control policies and procedures and consider and appoint our independent registered public accountants.

The current members of the Audit Committee are Messrs. Anderson, Koob, and Rydzewski, and each such member is “independent” under the listing standards of The NASDAQ Stock Market and the SEC’s requirements for Audit Committee members. Mr. Anderson is chairman of the Audit Committee and has been recognized by and designated as the “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee met four times during fiscal 2012. The Audit Committee Charter is available by going to our website at www.visionsciences.com/investors and selecting “Corporate Governance” from the available options.

 Compensation Committee

We have a standing Compensation Committee of the Board of Directors. The purpose of the Compensation Committee is to assist the Board of Directors in the discharge of its responsibilities with respect to employee compensation including the adoption, periodic review and oversight of the Company’s compensation strategy, policies and plans.  The Compensation Committee administers our 2000 Stock Incentive Plan, our 2007 Plan and our 2003 Director Plan (collectively, the “Plans”) and authorizes option grants under the Plans to our employees. In fiscal 2012, and for the annual reviews of our executive officers effective April 2012, the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee.

The Compensation Committee meets in executive session. The Compensation Committee, on occasion, invites members of management and outside advisors to participate in Compensation Committee meetings in order to provide financial or other information useful to the performance of its responsibilities. The Committee did not utilize the services of any compensation consultants during the preceding two fiscal years.

The CEO may not participate in, or be present during, any deliberations of the Compensation Committee regarding her compensation or individual performance objectives.  The CEO recommends salaries, bonuses, and stock option grants for the Company’s executive officers. The Compensation Committee reviews these recommendations and independently determines the compensation for such officers. The Compensation Committee also approves company-wide pay increases and discretionary compensation that may be allocated to non-executive employees by management.

A description of the Compensation Committee’s determination of executive compensation is included in the Executive Compensation and Other Information section of this Proxy Statement.

The current members of the Compensation Committee are Messrs. Anderson, Koob, and Rydzewski, and each such member is “independent” under the listing standards of The NASDAQ Stock Market. Mr. Rydzewski is chairman of the Compensation Committee.

The Compensation Committee met 12 times during fiscal 2012. The Compensation Committee Charter is available going to our website at www.visionsciences.com/investors and selecting “Corporate Governance” from the available options.

 Governance and Nominating Committee

We have a standing Governance and Nominating Committee of the Board of Directors. The purpose of the Governance and Nominating Committee is to oversee all aspects relating to corporate governance, including acting as an independent committee evaluating transactions between the Company and its Board members and officers.  The Governance and Nominating Committee also assists the Board by identifying individuals qualified to become Board members, recommends for selection by the Board the director nominees to stand for election at the next annual meeting of the Company’s stockholders and recommends to the Board director nominees for each committee of the Board (other than this Committee).

When reviewing related party transactions the Governance and Nominating Committee considers all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to the Company, (3) opportunity costs of alternate transactions, and (4) the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person. It only approves or ratifies a related person transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of our company and stockholders. No related person transactions will be consummated without the approval or ratification of our Governance and Nominating Committee and the disinterested members of the Board.  It is our policy that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest.

The Governance and Nominating Committee strives to select individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be the most effective, in conjunction with the other directors, in collectively serving the long-term interests of the stockholders. To this end, the Governance and Nominating Committee seeks director nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education and broad-based business acumen. The Governance and Nominating Committee also will consider any other factor that it deems relevant in selecting individuals as director nominees.  The Governance and Nominating Committee will consider candidates recommended by our stockholders and does not use different standards to evaluate nominees depending on whether they are proposed by our directors, management or stockholders.  The Governance and Nominating Committee considers diversity in identifying nominees for director but believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things.  While the Governance and Nominating Committee does not have a formal policy in this regard, as discussed above, it seeks to achieve a range of ability, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

The Governance and Nominating Committee met on June 2, 2011 and July 21, 2011 and recommended to the Board that it elect Ms. Ansari to the Board as a Class I director to fill the available director position and to appoint her as Chief Executive Officer. The Board accepted the recommendation at a meeting on August 9, 2011 and appointed Ms. Ansari as Chief Executive Officer and elected her as a Class I director to serve until the 2013 Stockholder Meeting.

The Governance and Nominating Committee met on September 26, 2011, and recommended to the Board that it approve the revolving loan agreement with the Mr. Pell described below under “Certain Relationships and Related Transactions.”

The Governance and Nominating Committee met on October 20, 2010, and recommended that David W. Anderson, Warren Bielke and Lothar Koob be nominated as Class III directors, to be elected to the Board by the stockholders of the Company at the Company’s meeting of stockholders.  Each of Mr. Anderson and Mr. Koob abstained from voting on their own nomination.

The current members of the Governance and Nominating Committee are Messrs. Anderson, Koob, Polsky, and Rydzewski, and each such member is “independent” under the listing standards of The NASDAQ Stock Market. Mr. Koob is chairman of this committee.

The Governance and Nominating Committee met five times during fiscal 2012. The Governance and Nominating Committee Charter is available going to our website at www.visionsciences.com/investors and selecting “Corporate Governance” from the available options

Medical and Scientific Advisory Board

In fiscal 2011, a Medical and Scientific Advisory Board (“MSAB”) was created to advise and make non-binding recommendations to our Board and executive management with respect to matters within the areas of experience and expertise of the members of the MSAB.  The MSAB will include non-directors who are medical doctors or science professionals, is advisory in nature, and will not have the authority to bind the Board or the Company.

Dr. Polsky is chairman of the Medical and Scientific Advisory Board. As of March 31, 2012, there are no other members of this Board.

Code of Ethics

 We have adopted a Code of Ethics applicable to all directors, officers and employees of the Company and its subsidiaries.  Our Code of Ethics also covers financial and non-financial business practices and applies to the Company’s principal executive officer, principal financial officer and principal accounting officer and certain other employees responsible for accounting and financial reporting.  We require all employees, including our officers, to read and to adhere to the Code of Ethics in discharging their work-related responsibilities. Our compliance and ethics program involves the administration of, training regarding and enforcement of the Code of Ethics and is under the direction of our Chief Financial Officer and Executive Vice President, Corporate Development. Employees are expected to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. Our Code of Ethics, as amended, is posted on our website under Corporate Governance in the Investors tab, at http://ir.visionsciences.com/governance.cfm, and we intend to disclose any future amendments to, or waivers granted to our executive officers from a provision to the Code of Ethics, on our website.

Stockholder Recommendations and Communications

We have an unwritten policy with regard to stockholder recommendations. Stockholders may recommend candidates for the Board by writing Vision-Sciences, Inc., Attn: Corporate Secretary, 40 Ramland Road South, Orangeburg, New York 10962. All stockholder recommendations that are received will be submitted to the Governance and Nominating Committee for review and consideration. Nominations of directors by stockholders will be considered and reviewed by the Governance and Nominating Committee, which will determine whether these nominations should be presented to the Board. Candidates are required to have the minimum qualifications described above that the Governance and Nominating Committee uses in its director recommendations.

Stockholders may send communications to the Board or to one or more individual directors at any time. Stockholders should direct their communication to the Board or to the individual director(s), in care of our Corporate Secretary at our principal offices, 40 Ramland Road South, Orangeburg, New York 10962. Any stockholder communications that are addressed to the Board or specified individual directors will be delivered by our Corporate Secretary to the Board or such specified individual directors.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE REPORT OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE REVIEW CONTAINED IN THIS PROXY SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

 Report of the Audit Committee of the Board of Directors

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes, including the selection of the Company’s independent registered public accountants.

The functions performed by the Audit Committee are not intended to duplicate or to certify the activities of management and the independent registered public accountants, nor can the Audit Committee certify that the independent registered public accountants are “independent” under applicable rules.  The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accountants on the basis of the information it receives, its discussions with management and the independent registered public accountants and the experience of the Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee met and held discussions periodically in fiscal 2012 with management and the independent registered public accountants, including meetings with the independent registered public accountants during which management was not present.  Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accountants.  The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for fiscal 2012. The Audit Committee has discussed with EisnerAmper the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee has also received the written disclosures and the letter from EisnerAmper as required by the PCAOB in Rule 3526 regarding EisnerAmper’s communications with the Audit Committee concerning its independence and has discussed with EisnerAmper its independence. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended March 31, 2012, as filed with the SEC.

AUDIT COMMITTEE
   David W. Anderson, Chairman
   Lothar Koob
   John J. Rydzewski

Compensation Committee Review

The Compensation Committee has reviewed and discussed the executive compensation information contained in this proxy statement and recommended to the Board of Directors that such information be included in this proxy statement and incorporated into the Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

COMPENSATION COMMITTEE
   John J. Rydzewski, Chairman
   David W. Anderson
   Lothar Koob

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 31, 2012 (unless otherwise indicated below), with respect to the beneficial ownership of our common stock by: (i) each current director, each person serving as director during our fiscal year ended March 31, 2012 and each director nominee; (ii) each current executive officer named in the Summary Compensation Table of this proxy statement; and (iii) all current executive officers and directors as a group. As of May 31, 2012, we do not have any person who is known by us that have a beneficial ownership of more than 5% of the outstanding shares of our Common Stock, other than as reflected in the following table.

	Amount and
	Nature of	Percent of
Name of Beneficial Owner (1)	Beneficial Owner (2)	Class (3)
David W. Anderson (4)(5)	52,000	*
Cynthia F. Ansari (4)(5)	305,744	*
Warren Bielke (4)(5)	874,433	1.7%
Lothar Koob (4)(5)	40,000	*
Mark S. Landman (4)(5)	244,851	*
Katsumi Oneda (6)	8,311,597	16.6%
Jitendra Patel (4)(5)	185,214	*
Lewis C. Pell (4)(7)	10,891,742	21.8%
Dr. Bruce Polsky (5)	10,000	*
John J. Rydzewski (4)(5)	62,500	*
Katherine L. Wolf (4)(5)	504,034	1.0%
All current directors and executive officers,
as a group 10 persons	21,482,115	43.0%

*	Less than 1% of the shares of Common Stock outstanding
(1)
Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws, if applicable.  The address for each beneficial owner is c/o Vision-Sciences, 40 Ramland Road South, Orangeburg, New York 10962.

(2)
The number of shares of Common Stock beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and is based on information supplied by the individuals listed above, including reports filed on Form 4 with the SEC.  The information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission by such individual of beneficial ownership.

(3)
The number of shares deemed outstanding includes 46,168,488 shares outstanding as of May 31, 2012, and any shares subject to stock options and warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days thereafter.  The percent of the outstanding shares of our Common Stock for any person or group who beneficially owned any shares pursuant to options or warrants that are exercisable within 60 days of May 31, 2012, is calculated assuming all such options and warrants have been exercised in full and adding the number of shares subject to such options and warrants to the total number of shares issued and outstanding on May 31, 2012 for such individual.

(4)
The amounts reflected in the amount and nature of beneficial ownership and percent of class columns includes stock options or warrants currently exercisable or exercisable within 60 days after May 31, 2012, as follows:  Mr. Anderson, 42,000 shares; Ms. Ansari, 187,500 shares; Mr. Bielke, 832,000 shares; Mr. Koob, 30,000 shares; Mr. Landman, 205,134 shares; Mr. Oneda, 34,000 shares; Mr. Patel, 152,823 shares; Mr. Pell, 1,880,620 shares, Mr. Rydzewski, 20,000 shares; Ms. Wolf, 462,458 shares; and all directors and executive officers as a group, 3,846,535 shares.

(5)
Includes restricted stock awards granted to Mr. Anderson (10,000), Ms. Ansari (118,244), Mr. Bielke (20,788 shares), Mr. Koob (10,000), Mr. Landman (27,717 shares), Mr. Patel (23,641 shares), Dr. Polsky (10,000), Mr. Rydzewski (10,000), and Ms. Wolf (41,576 shares). The restricted stock awards are subject to certain time restrictions. With respect to management, the Company is continuing its review process to determine if the remaining 25% of the individual executive performance milestones, or the Individual Component, of the restricted stock awards has been satisfied for fiscal 2012. The amounts reflected assume that all of the Individual Component has been met.

(6)	Includes 37,500 shares and 47,500 shares held of record and beneficially owned by Mr. Oneda’s son and daughter, respectively; Mr. Oneda disclaims beneficial ownership of these shares.
(7)
Includes 50,000 shares and 392,014 shares held of record and beneficially owned by Mr. Pell’s wife and children, respectively, and 2,400 shares held by Mr. Pell’s brother’s family; Mr. Pell disclaims beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our Common Stock, file with the Securities and Exchange Commission reports of initial ownership of our Common Stock and subsequent changes in that ownership and furnish to us copies of all forms they file pursuant to Section 16(a). Based solely on a review of Forms 3, 4, and 5 furnished to us or filed with the SEC in fiscal 2012 and written representations from reporting persons to the effect that no other such reports were required to be filed, we believe all Section 16(a) filing requirements were timely made in the fiscal year ended March 31, 2012,.

            NON-EMPLOYEE DIRECTOR COMPENSATION

The Company compensates its non-employee directors through a mix of cash compensation and stock option grants.  The elements of non-employee directors’ compensation adopted during our fiscal year 2011 and implemented effective fiscal year 2012 were as follows:

Annual Cash Compensation:
•Outside Director fee (paid in advance quarterly installments)	$20,000*
•Committee Chair fee (Audit, Compensation, Governance and Medical Advisory Board) (paid in advance quarterly installments )	$4,000/each

Equity Compensation:
•Initial Stock Option Grant (upon first election or appointment to Board)	10,000 shares
•Grant of Restricted Stock (granted upon the date of the Annual Meeting; shares vest in quarters over the year of the grant)	10,000 shares

* The outside director fee is paid to all outside directors other than Mr. Oneda.

The above fees and equity compensation grants are provided in lieu of all other per-meeting fees. In addition, each Board member is reimbursed for his or her expenses, consistent with current practices.  Ms. Ansari and Messrs. Bielke and Pell serve on the Board but are employees of the Company. As such, they do not receive separate compensation in their capacity as members of our Board. Please refer to the “Summary Compensation Table” below for disclosure of the fiscal 2012 compensation for Ms. Ansari and Mr. Bielke.  Mr. Pell received $29,355 in compensation for his services as an employee during fiscal 2012.

The 2003 Director Stock Option Plan (as amended, the “2003 Director Plan”) provides for the grant of non-statutory stock options (collectively “Director Options”) to our directors who are not our employees or any of our subsidiaries (collectively “Outside Directors”).  No discretionary options or other awards can be granted under the 2003 Director Plan; rather, Director Options to purchase 10,000 shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations or other similar changes in capitalization) are granted automatically (i) to each person who becomes an Outside Director after the date the 2003 Director Plan was approved by our stockholders and (ii) to each Outside Director on each date on which our annual meeting of the stockholders held, provided that such Outside Director does not then hold any options under the 1993 Director Option Plan that have not vested as of such date. The exercise price per share of any Director Option is the fair market value of one share of Common Stock on the date of grant. While our stock is listed on a national securities exchange or other nationally recognized trading system such as the NASDAQ Stock Market, this will be the closing price per share of the our Common Stock on the trading day of the Annual Stockholders Meeting. Each Director Option is fully vested and exercisable in full on the date of grant. Director Options are exercisable until the tenth anniversary of the date of grant.  For fiscal 2012, the restricted stock grants made to the non-employee directors were made in lieu of the 10,000 share annual meeting options grant provided for under the 2003 Director Plan.

Fiscal 2012 Non-employee Director Compensation Table

	Fees Earned
	or Paid	Stock
Name	in Cash	Awards (1)	Total
David Anderson (2)	$30,000	$11,252	$41,252
Lothar Koob (2)	30,500	11,252	41,752
Katsumi Oneda (2)	-	-	-
Lewis C. Pell (3)	-	-	-
Dr. Bruce Polsky (2)	30,000	11,252	41,252
John J. Rydzewski (2)	30,500	11,252	41,752
Total	$121,000	$45,008	$166,008

(1)
Based on the grant date fair value of the option awards granted in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 718 (Topic 718, Compensation – Stock Compensation ), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 9. Stock-Based Awards to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2012.  At March 31, 2012, the aggregate number of stock option awards outstanding for each non-employee director was as follows: Mr. Anderson, 42,000; Mr. Koob, 30,000; Mr. Oneda, 34,000; and Mr. Rydzewski, 20,000.

(2)
Messrs. Anderson, Koob, Oneda, Polsky, and Rydzewski received the Outside Director fee described above payable in connection with their attendance at telephonic and in-person meetings of the board and various committees. The amounts in the table do not include reimbursements for certain company-related travel and entertainment expenses.

(3)
Mr. Pell is an employee of the Company and received $29,355 in salary. He does not receive separate compensation in his capacity as a member of our Board, with the exception of reimbursement of company-related travel and entertainment expenses.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Overview – Compensation Objectives and Philosophy

The Compensation Committee is responsible for establishing and administering compensation for the Company’s executive officers, including our CEO, and exercising oversight of compensation practices for all employees including strategies for attracting, developing and motivating employees.

 The Compensation Committee considers its primary goal to be designing and implementing equitable and cost-effective compensation programs that link corporate strategy and goals to compensation plans. In this regard, there are four primary considerations impacting compensation decisions:  (i) driving sustainable Company growth; (ii) progressively improving our operating and financial performance; (iii) fostering an innovative and entrepreneurial corporate culture; and (iv) delivering superior investment returns to our stockholders.

The key factors that the Compensation Committee examines when designing compensation programs include the compensation practices at peer companies and the competitiveness of our programs in the market.  We have determined that our Company’s executive compensation practices should place a greater emphasis on corporate performance rather than individual performance. Accordingly, our executive compensation is designed to motivate executives by aligning a substantial portion of their compensation with the achievement of corporate goals.

We design, develop, manufacture and market technologically advanced endoscopic products.  In recent years, we have incurred substantial net losses resulting from significant investment in new product technologies and systems that have enabled us to remain a technology leader.   In the future, we expect our net losses to decline as market introductions of newly developed products accelerate.  Accordingly, in the fiscal year 2010, the Compensation Committee formalized an incentive bonus program reflecting the Company’s product commercialization targets as described more fully below.

Review of Relevant Compensation Data

We consider market pressures and compensation practices at a peer group of companies when administering executive compensation.  In order to assess the competitiveness of our executive compensation practices, the Compensation Committee compared our fiscal 2011 executive officer compensation against the compensation provided to executives in comparable positions at peer companies.

The peer group examined by the Compensation Committee in assessing fiscal 2012 compensation for our executive officers includes medical technology companies that are comparable to us in size or business life-cycle stage and with whom we believe we compete for investor capital. These companies are:  Atricure; BG Medicine; Biolase Technology; Cardica; CardioNet; Cardiovascular Systems; Cutera; Cynosure; Hansen Medical; LeMaitre Vascular; RTI Biologics; Spectranetics; STAAR Surgical; Stereotaxis; and Vascular Solutions.

We reviewed compensation data for executives at the peer companies with positions comparable to those held by our executive officers. This data consisted of salary, bonus, and equity award information as well as total direct compensation paid by each of the peer companies as reflected in their proxy statements.

Although the Compensation Committee reviewed peer compensation data to help inform its decision-making process, this data is only one point of information taken into account by the Compensation Committee in making compensation decisions that we feel will best enable us achieve our corporate objectives.

Elements of Compensation

The Compensation Committee believes that the success of a medical technology company is significantly influenced by the quality of its work force. With this in mind, we strive to provide what we feel is a competitive total compensation package to our executive officers through a combination of three different elements of compensation. First, we set base salaries at a level designed to attract and retain executives based on experience and an internal determination as to how critical the position is to our success and financial performance. Second, we provide the opportunity to receive performance bonuses upon the achievement of pre-determined corporate and individual objectives and to support an environment in which executives are accountable for performance. Finally, we provide equity incentives to encourage sustained long-term performance and create a culture of ownership and entrepreneurship.

In addition to these three elements of compensation, we provide other benefits, such as health and life insurance, to our employees, including our executive officers, to promote their safety and security.  The following discussion further describes the mix of compensation elements we offer to our executive officers.

Base Salary

We pay salaries to our executive officers to provide a base-level of compensation to them in consideration of the services they perform for us. We recognize that our financial success and the achievement of our long-term objectives is largely dependent upon the experience, skills and efforts of our executive management and that the compensation we pay must be competitive with the compensation paid by other similarly-situated companies in order to recruit and retain our executive management team.

The base salaries of our executive officers are primarily established based on the scope of their responsibilities, taking into account competitive market compensation paid by other small-cap, medical device public companies for similar positions and adjusted as necessary to recruit or retain specific individuals. Other factors affecting executive base salary are the executive’s level of experience and an evaluation of the individual's contribution to our success.

The amount of salary paid during fiscal 2012 to each of our named executive officers is shown in the Summary Compensation Table below. The Compensation Committee sets the annual base salaries for the named executives after reviewing the individual's level of responsibility, experience, and performance and with input from the CEO (other than with respect to her own compensation).

Performance Bonus

In recent years, significant changes in the evolution of the core endoscopic technologies in our marketplace led the Compensation Committee to conclude that a bonus program with predetermined performance objectives would be unduly rigid. Instead, the Compensation Committee determined to provide for the possibility of discretionary bonuses intended to achieve the broad goals outlined above for our compensation program.  Accordingly, in 2011, the Compensation Committee adopted a Performance Incentive Plan (the “Performance Plan”) that provides for the payment of bonuses to the Company’s executive officers and other senior managers based on the attainment of specified Company performance and individual executive objectives, which Performance Plan was updated for fiscal 2012.

Any payments that may be due under the Performance Plan on account of fiscal 2012 performance will be paid in shares of restricted stock awarded under our current 2007 Amended and Restated Stock Incentive Plan and will vest over three years. Thus, the Performance Plan is designed both to motivate executives  to maximize the Company’s performance in the year in which they are granted restricted shares and to provide long-term retention incentive for the vesting period with respect to those shares that become eligible to vest based on the Company’s performance. Our goal in creating the Performance Plan is to more closely align executive compensation with the achievement of key corporate objectives, thereby motivating participants to perform to the best of their ability in making the Company successful and thereby increase stockholder value. The program is designed to focus management’s attention on key Company priorities and goals and to attract, retain and reward results-oriented executives. The Compensation Committee believes a senior management team that is providing strong performance should be able to satisfy the performance measures under the Performance Plan in most, but not all, fiscal years.

Each participant has a target incentive opportunity equal to a percentage of their respective annual base salary. On an annual basis, the Compensation Committee determines the target incentive opportunity to be applied. The target incentive opportunity is the amount that will be paid if the Company meets all of its performance objectives. The actual payout to participants may be lower or equal to the target incentive opportunity.

Each year, with guidance from the Board of Directors, the Compensation Committee will determine the performance measures that support the Company’s business plan for the coming year and the appropriate weighting for each performance measure. Revenue growth (“Revenue”) and Earnings (Loss) before Interest and Taxes (“EBIT”) will be used as performance measures each year. The Compensation Committee may establish additional performance measures in future years. A “minimum,” “target” and “maximum” performance level for each of the annual performance measures will be set each year. Performance below the minimum will result in no payment for that performance measure. Performance exceeding expectations will result in additional payouts up to the allowed maximum. At the target performance level, participants will receive 100% of their target incentive opportunity. The Compensation Committee has discretion to increase or decrease payout amounts under the Performance Plan, to utilize cash or shares of restricted stock to fund payments under the Performance Plan and to amend or revise the performance targets and to establish new targets.

In March 2011, the Compensation Committee set the following performance measures under the Performance Plan for fiscal 2012:  (1) Company Revenue and EBIT performance (“Company Component”) and (2) individual executive performance milestones (“Individual Component”), with each performance measure accounting for 75% and 25%, respectively, of the target incentive opportunity. The target incentive opportunity for fiscal 2012 for the CEO is 75% of her annual base salary; for certain other executive officers, it is 45% of the executive officer’s annual base salary; and for certain director level management employees, it is 15% of the manager’s base salary.

As originally designed, upon achieving 80% of our target Revenue budget and meeting a specified EBIT level, management will receive 60% of their bonuses, and upon achieving 100% of our target Revenue budget (and meeting a specified EBIT level), management will receive 75% of their bonuses. Irrespective of whether the Company has achieved the Revenue and EBIT targets, individuals will receive 25% of their eligible bonus if their individual performance goals are met.

These levels at which the Compensation Committee set the performance measures for fiscal 2012 were intended to be challenging in order to encourage our executive management to aggressively pursue the Company’s financial goals. However, these performance measures were also intended to be attainable, with the Compensation Committee’s expectation that the participants will achieve at least 80% of the target if they successfully execute the strategies and tactics developed under the Company’s strategic plan and meet their individual performance goals.

The Compensation Committee further amended the program in December 2012 to decrease the target Revenue budget and EBIT level for fiscal 2012. Based on these amended targets, the Company achieved 80% of the adjusted Company Component performance measures for the restricted stock awards granted during fiscal 2012, and those participating in the program received 80% of their Company Component (equal to a payment at 60% of target levels). These bonuses were paid in restricted shares vesting in equal portions over three years.  Management is continuing its review process to determine if the remaining 25% Individual Component has been satisfied for fiscal 2012.

Long-Term Equity Incentive Compensation

Our long-term equity incentive compensation consists of stock options that we provide to our executive officers on an annual basis through our 2007 Plan.  We use equity compensation so that our executives and other eligible employees will be motivated as stakeholders to contribute to our long-term success and to reward them only when our stockholders' gain value. We believe that providing a significant amount of "at risk" equity compensation to our executives is important because it aligns the interests of our executive officers with those of our stockholders and provides executive officers an opportunity to participate in our growth. Stock option awards also provide a means of recruiting key executives and enhancing the retention of executives in so far as they are typically subject to vesting over an extended period of time.

As part of the executive performance review process, the Compensation Committee considers granting stock options to executive officers. However, the Compensation Committee generally views long-term equity incentive compensation as incentive for future performance and not compensation for past accomplishments.  Based its review of executive equity ownership at comparable companies, the Compensation Committee has set target levels of equity ownership to guide its determination of  equity awards to be made to our executive officers.

The Compensation Committee grants stock options on a periodic basis to our executive officers and other eligible employees. The Compensation Committee determines grant levels to executives after considering the level of responsibility, experience and expected contributions of each executive, as well as peer group data.

The value of the options awarded to our Named Executive Officers that is used in our financial statements is contained in the Summary Compensation table below. The number and grant date fair value of all stock options granted to each of our Named Executive Officers can be found in the “Grants of Plan-Based Awards Table” below. We measure fair market value as the closing price of our common stock on The NASDAQ Stock Market on the date of grant. Our stock options vesting periods range from immediate to six years with vesting tied to continued employment. Each grant allows the officer to acquire shares of our common stock at a fixed price per share, which is equal to the fair market value on the date of grant. The option grant will provide a return only if our common stock appreciates over the 10-year option term.

Our executive officers assist the Board in setting option grant dates only to the extent they assist the Board with scheduling these meetings. These meetings are scheduled independently of the release of material information about the Company. The Company does not backdate options or grant options retroactively.

Newly-hired executive officers and employees may receive an option grant that begins to vest as of the date they commence employment. We grant these stock options as a recruitment incentive and so that newly recruited officers and employees are motivated as owners on their first day of employment. This results in a situation in which the effective date of the grant and the exercise price are established on a date following the date the Compensation Committee approved the grant. The size of initial stock option grants to newly hired executive officers is based in part on competitive conditions applicable to the individual’s position taking into account the level of responsibility, experience and expected contributions of each executive. For employees below the vice president level, the size of the initial stock option grant is also based on ranges established for each position. These ranges are recommended by management, based in part on survey data.

Other Elements of Compensation

Executive officers also participate in various medical, dental, life, and disability benefit programs that are generally made available to all employees. We do not provide perquisites to our Executive officers other than those available to all employees generally.

Compensation Risk Assessment

The Compensation Committee has conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or paid to our named executive officers (the “Named Executive Officer”) for the fiscal years ending March 31, 2012 and 2011.

						Non-Equity
						Incentive Plan
	Fiscal			Stock	Option	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards (1)	(1)	Compensation		Total
Cynthia F. Ansari (2)	2012	$218,077	$-	$-	$1,163,025	$261,319	$8,000	(3)	$1,650,421
Chief Executive Officer	2011	$-	$-	$-	$-	$-	$-		$-

Mark Landman	2012	$176,000	$-	$-	$85,860	$76,222	$-		$338,082
Vice President, Disposables Operations	2011	$156,000	$-	$-	$2,916	$-	$-		$158,916

Jitendra Patel	2012	$150,184	$-	$-	$-	$65,013	$4,673	(3)	$219,870
Vice President, Industrial Division	2011	$134,774	$-	$-	$31,433	$-	$4,500	(3)	$170,707

Katherine Wolf	2012	$264,808	$-	$-	$-	$114,334	$-		$379,142
Chief Financial Officer &	2011	$255,000	$-	$-	$-	$-	$-		$255,000
Executive Vice President, Corporate Development

Warren Bielke (4)	2012	$106,693	$-	$-	$381,330	$190,556	$-		$678,579
Director, Strategic Initiatives	2011	$255,000	$-	$-	$356,220	$-	$-		$611,220
(former Interim Chief Executive Officer)

(1)

Amounts shown in this column represent the aggregate grant date fair value of the stock awards and option awards computed in accordance with FASB ASC 718, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 9. Stock-Based Awards to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2012. The non-equity incentive plan compensation includes restricted stock awards granted to Ms. Ansari (118,244), Mr. Bielke (20,788 shares), Mr. Landman (27,717 shares), Mr. Patel (23,641 shares), and Ms. Wolf (41,576 shares). With respect to these awards, the Company is continuing its review process to determine if the remaining 25% of the Individual Component of the restricted stock awards has been satisfied for fiscal 2012. The amounts reflected in the stock awards column assume that all of the Individual Component has been met.

(2)	Ms. Ansari was appointed as Chief Executive Officer effective August 11, 2011.
(3)	Consists of automobile allowance.
(4)
Mr. Bielke served as our interim CEO until Ms. Ansari’s appointment to the permanent position on August 11, 2011. He was named Director of Strategic Initiatives and remains a director on our board. The amounts represent the compensation paid to Mr. Bielke in the capacity of interim CEO during fiscal year 2011 and the period April 1, 2011 to August 10, 2012 in fiscal year 2012.

 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning unexercised stock options and unvested stock awards that have been granted to each Named Executive Officer and that are outstanding as of March 31, 2012:

	Stock Options					Stock Awards
	Number of Securities	Number of Securities				Number of		Market Value
	Underlying	Underlying		Option	Option	Shares That		of Shares
	Vested Options	Unvested Options		Exercise	Expiration	Have Not		That Have
Name	Exercisable	Unexercisable		Price	Date	Vested		Not Vested (1)
Cynthia F. Ansari	187,500	562,500	(2)	$2.22	8/9/2021
						118,244	(3)	$159,629

Mark Landman	28,750	-		0.79	8/15/2012
	30,000	-		0.89	12/17/2012
	7,500	-		1.04	6/6/2013
	7,500	-		1.09	6/6/2013
	20,000	-		2.05	7/25/2015
	15,000	-		1.75	3/31/2016
	11,250	-		1.10	4/4/2017
	18,750	6,250	(4)	4.88	5/29/2018
	7,634	-		1.28	4/1/2019
	50,000	25,000	(4)	0.98	8/18/2019
	2,500	-		1.57	2/1/2021
	-	50,000	(4)	2.29	11/7/2021
						27,717	(5)	37,418

Jitendra Patel	10,000	-		2.05	7/25/2015
	10,000	-		1.75	3/31/2016
	10,000	-		1.27	8/8/2017
	56,250	18,750	(4)	4.88	5/29/2018
	6,573	-		1.28	4/1/2019
	20,000	20,000	(4)	1.42	10/15/2019
	10,625	31,875	(4)	0.97	4/5/2020
						23,641	(5)	31,915

Katherine Wolf	450,000	150,000	(4)	3.62	9/16/2018
	-	200,000	(6)	3.62	9/16/2018
	12,458	-		1.28	4/1/2019
						41,576	(5)	56,128

Warren Bielke	4,000	-	(7)	$1.92	9/1/2015
	4,000	-	(7)	1.49	8/3/2016
	4,000	-	(7)	1.41	8/21/2017
	10,000	-	(7)	4.09	8/28/2018
	10,000	-	(7)	1.36	9/3/2019
	100,000	-		1.20	11/9/2019
	100,000	-		1.25	1/4/2020
	100,000	-		0.96	4/1/2020
	100,000	-		0.99	7/1/2020
	100,000	-		1.23	10/1/2020
	100,000	-		1.42	1/3/2021
	100,000	-		2.46	4/1/2021
	100,000	-		2.63	7/1/2021
						20,788	(5)	28,064
	1,804,290	1,064,375				231,966		$313,154

(1)	Calculated as the number of unvested shares multiplied by the closing stock price of our common stock on May 31, 2012 of $1.35.
(2)	Vested 25% immediately and the remainder ratably over three years.
(3)
The restrictions on 59,122 shares of restricted stock issued to Ms. Ansari lapse in quarterly installments starting on each of June 30, 2012, September 30, 2012, December 31, 2012, and March 30, 2013. The restrictions on the remainder will lapse consistent with the shares of restricted stock granted to the other management employees. Those restrictions lapse after certain Company (net sales and operating loss) and individual milestones are met followed by a three-year graded vesting schedule. Our Board is continuing its review process to determine if the remaining 25% of the Individual Component of the restricted stock awards has been satisfied for fiscal 2012.

(4)	Vests ratably over four years.
(5)
The restrictions lapse after certain Company (net sales and operating loss) and individual milestones are met followed by a three-year graded vesting schedule. The Company is continuing its review process to determine if the remaining 25% of the Individual Component of the restricted stock awards has been satisfied for fiscal 2012.

(6)	Vests upon achieving certain milestones.
(7)	Granted to Mr. Bielke in the capacity as a member of our Board.

AGREEMENTS AND OTHER RELATED PARTY TRANSACTIONS

Potential Payments Upon Termination or Change in Control

Ms. Wolf is entitled to receive certain severance payments upon termination of employment without cause as more fully described under “Agreements with Directors and Named Executive Officers.” Ms. Wolf is entitled to severance payments in an amount equal to three months of salary for each year of service, up to a maximum of twelve months of salary. Beginning in September 2012, Ms. Wolf will be entitled to twelve months of salary as severance. Any such payments would be paid pursuant to our normal payroll practices.   Grants of restricted stock awarded under our performance plan that remain subject to vesting will become unrestricted upon a change of control.

Agreements with Directors and Named Executive Officers

On August 11, 2011 the Board appointed Ms. Ansari as our CEO and elected her as a member of our Board.   In connection with her appointment we entered into an employment letter with her which provides for an annual base salary of $350,000 (“Base Salary”),   subject to adjustment at the discretion of the Board, and subject to continued employment during the fiscal year ended March 31, 2012, a bonus for fiscal year 2012 awarded in restricted shares of Common Stock equal to a maximum of 75% of Base Salary, calculated based on the closing price of the Common Stock on the date of grant, or $2.22 per share.  This bonus is guaranteed in part and based on individual performance and the performance of the Company, as follows (x) an amount equal to 37.5% of Base Salary is guaranteed, with restrictions lapsing as to these restricted shares in quarterly installments starting on each of June 30, 2012, September 30, 2012, December 31, 2012 and March 30, 2013 and (y) an additional bonus in an amount up to 37.5% of Base Salary for achieving predetermined corporate milestones and individual performance objectives based upon a plan approved by Ms. Ansari and the Board.  The restrictions on the non-guaranteed portion of these restricted shares will lapse in four equal annual installments starting on the first anniversary of the date of grant.  This incentive compensation program applies only for fiscal year 2012.  Ms. Ansari will thereafter be able to participate in the management incentive program, in such form as established by the Board, with an annual target bonus of 75% of Base Salary (as then in effect).   Upon her appointment, Ms. Ansari also was granted 750,000 stock options to purchase Common Stock vesting as follows:  25% (187,500) upon her start date and 25% on each of the first, second and third year anniversaries of her start date.  The exercise price of these options was priced on the date of grant, or $2.22 per share.  She will also be granted an additional 750,000 stock options on the first year anniversary of her start date, so long as she remains employed by the Company, with this grant vesting over four years, with 25% vesting on each of the first, second, third and fourth anniversaries of the grant.  The stock options and restricted share awards are subject to the terms of the Company’s 2007 Plan.  All granted stock options and restricted shares will vest in full upon a change of control of the Company. Ms. Ansari is not separately compensated as a Director of the Company.    Ms. Ansari also is entitled to a payment equal to the amount of her Base Salary upon a termination without cause or resignation for good reason, as defined in her employment letter.

On November 9, 2009, the Board entered into a letter agreement (the “2009 Agreement”) with Mr. Bielke, a director, pursuant to which he was appointed to serve as Interim CEO, until the earlier of his resignation or such time as a Chief Executive Officer was selected by the Board.  The 2009 Agreement provided for a base salary of $255,000 per year, a performance-based incentive compensation amount as determined by the Compensation Committee of the Board, and certain other benefits. Upon entering into the 2009 Agreement and with respect to each three-month period of employment, Mr. Bielke was granted an immediately vested option to purchase 100,000 shares of our Common Stock in accordance with the 2007 Plan.  On August 11, 2011, the Board entered into a new employment letter with Mr. Bielke (the “2011 Agreement”), superseding the 2009 Agreement.  The material terms of the 2011 Agreement include payment of an annual salary of $100,000 per year, plus $2,500 per diem for assistance on specific projects until August 10, 2012 and standard employment benefits. The initial term of the 2011 Agreement is for one year, and Mr. Bielke will not receive compensation as a member of the Board during such time. After the expiration or termination of the 2011 Agreement, Mr. Bielke will be compensated as a director in accordance with the Company’s approved compensation plan for outside directors.

On September 16, 2008 we entered into a letter agreement with Ms. Wolf, pursuant to which Ms. Wolf was named Chief Financial Officer & Executive Vice President, Corporate Development. Under the letter agreement, Ms. Wolf’s annual base salary is set at $255,000, subject to annual review. In addition, the letter agreement provides that Ms. Wolf will receive up to three months’ severance upon termination of employment without cause for each full year of service, up to a maximum of twelve months’ severance.

Mr. Pell, one of our founders and the Chairman of the Board, is an employee of Vision-Sciences and received a salary of $29,355 in fiscal 2012.

Certain Relationships and Related Transactions

 SpineView Development and Supply Agreement

On June 19, 2008, we entered into a Development and Supply Agreement with SpineView, Inc. (the “SpineView Agreement”), pursuant to which we were to develop and supply a charge-coupled device (CCD)-based video endoscope to SpineView for use with SpineView’s products. In September 2010, we received a prepayment of $1.4 million from SpineView for the initial, firm stocking order of 50 SpineView surgical endoscope systems. The prepayment was recorded as an advance from customer in our consolidated balance sheet. In fiscal 2012, we recognized $0.8 million in revenue for delivery of SpineView surgical endoscope systems. We will continue to apply the amounts due from SpineView for purchases of scopes and recognize the associated revenue until the remaining $0.4 million advance is exhausted. SpineView will thereafter continue to pay us for products supplied. We began selling our surgical endoscope and digital processing unit, a component of our videoscope product line, to SpineView in fiscal 2011.

Mr. Pell, our Chairman, is the Chairman of the SpineView board and an investor in SpineView. Messrs. Katsumi Oneda and John J. Rydzewski, members of our Board, also are investors in SpineView. Our policy with respect to transactions in which any of our directors or officers may have an interest, requires that such transaction (i) be on terms no less favorable to us than could be obtained from unaffiliated third parties and (ii) be approved by a majority of the uninterested, outside members of the Board. All transactions with SpineView have been approved in accordance with Company policy.

Revolving Loan Agreement

On September 30, 2011, we entered into an Amended and Restated Revolving Loan Agreement (the “Amended Agreement”) with our Chairman, Mr. Pell, providing for an additional $5.0 million in available loans (the “New Loan”) to us, in addition to $5.0 million previously borrowed (the “Original Loan” and, together with the New Loan, the “Loan”) under the original Revolving Loan Agreement between Mr. Pell and us dated November 9, 2009 (the “Original Agreement”), for an aggregate loan of up to $10.0 million.

Under the Amended Agreement, we may draw up to the New Loan amount until November 9, 2014 or such earlier time as the Amended Agreement is terminated in accordance with its terms. The Amended Agreement extends the Original Loan amount repayment date to be consistent with the New Loan amount and extends the expiration date of the stock warrants issued under the Original Agreement to be consistent with the terms of the New Warrant (as defined below).

Subject to the terms of the Amended Agreement, we will be required to prepay all amounts outstanding under the Amended Agreement upon a change in control or event of default. In addition, we will be required to repay all of the New Loan and a portion of the Original Loan amount, if we secure other financing or consummate a sale or license of assets.

Any amounts drawn against the New Loan (an “Advance”) accrue interest at an annual rate of 7.5%. Mr. Pell will receive an availability fee equal to an annual rate of 0.5% on the unused portion of the New Loan calculated based on the difference between the average annual principal amount of the outstanding Advances under the Loan Agreement and the maximum amount of aggregate Advances of $10.0 million.

In connection with the Amended Agreement, Mr. Pell received a warrant to purchase an aggregate of 1,229,105 shares of our common stock at an exercise price of $2.034 per share (the “New Warrant”).  The New Warrant vested immediately upon issuance and expires on the later of the fifth anniversary of the New Warrant or one year after the termination of the Amended Agreement (the “Expiration Date”) and repayment of all amounts due and payable thereunder. As part of the Original Agreement, Mr. Pell received warrants to purchase up to 272,727 shares of our common stock at an exercise price of $1.375 per share and up to 378,788 shares of our common stock at an exercise price of $1.65 per share. At March 31, 2012, all 1,880,620 stock warrants granted to Mr. Pell were outstanding and exercisable.

At March 31, 2012, we had $10.0 million in outstanding borrowings under the Amended Agreement, which is reflected as line of credit – related party on our consolidated balance sheet. The $10.0 million revolving loan expires in November 2014, at which time we must repay all outstanding borrowings and interest and fees under the Amended Agreement.

We estimated the fair value of the warrant shares on the date of vesting using a Black-Scholes valuation model that used the weighted average assumptions for the risk free interest rate, expected life (in years), and expected volatility. The following table summarizes Advances taken on the Loan and warrant issuances:

		Number of
	Amount of	Warrant Shares
Month	Advance	Vested
March 2012	$2.0 million	--
December 2011	$2.0 million	--
September 2011	$1.0 million	1,229,105
December 2010	$0.5 million	37,879
June 2010	$2.0 million	151,515
March 2010	$2.5 million	189,394
November 2009	n/a	272,727
Total	$10.0 million	1,880,620

 The Governance and Nominating Committee reviewed the terms of the Amended Agreement, and recommended approval to the full Board. Subsequently, the Board reviewed the terms of the final draft of the Amended Agreement, outside of the presence of Mr. Pell. The remaining (uninterested) members of our Board determined that the Loan and the Amended Agreement was fair, properly negotiated, and would be at least as favorable to us as could have been obtained from unaffiliated third parties, and accordingly, after discussion, it was unanimously approved.

            OTHER MATTERS RELATED TO THIS PROXY STATEMENT

 Solicitation of Proxies

This solicitation of proxies is made on our behalf and we will bear all costs of solicitation. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, fax and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in this connection.

Electronic Availability of Proxy Materials and Householding

We are permitted pursuant to Securities and Exchange Commission rules to deliver a Notice only that proxy materials are available over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our fiscal 2012 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.  Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders (or to each household which has elected a single notice of meeting), which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive Proxy materials by mail or email will remain in effect until you revoke it.

If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number:1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report on Form 10-K, we will send a copy to you if you contact us at our principal office in Orangeburg, New York address.

Stockholder Proposals for the 2013 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2013 may do so by following the procedures prescribed in SEC Rule 14a-8.  To be eligible for inclusion, stockholder proposals must be received by the Corporate Secretary of the Company at our principal office in Orangeburg, New York not later than March 31, 2013.

Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2013 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by March 31, 2013, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, which information should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K for fiscal 2012, is incorporated herein by reference. Based upon Securities and Exchange Commission regulations, the report of the Audit Committee is not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission, other than our Annual Report on Form 10-K. This proxy statement is part of the proxy materials for the 2012 Annual Meeting of Stockholders. We will provide you, upon request and without charge, a copy of all information incorporated by reference in this proxy statement by first class mail or other equally prompt means within one business day of such request. Requests should be made to Vision-Sciences, Inc., 40 Ramland Road South, Orangeburg, New York 10962, Attention: Corporate Secretary, or by calling (848) 365-0600. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

Annual Report on Form 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, including the financial statements and schedules thereto, but excluding exhibits.  Requests for copies of such report should be directed to Vision-Sciences, Inc., 40 Ramland Road South, Orangeburg, New York 10962, Attention: Corporate Secretary, or by calling (848) 365-0600.  The Annual Report on Form 10-K accompanies this Proxy Statement, but does not constitute a part of this Proxy Statement.

By Order of the Board of Directors,

/s/ Lewis C. Pell
Lewis C. Pell, Chairman
June 15, 2012

Appendix A

VISION-SCIENCES, INC.
2007 AMENDED AND RESTATED
STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of VISION-SCIENCES, INC., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company. The Plan will provide such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.	Administration and Delegation

(a)   Administration by Board of Directors.   The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)   Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a)   Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 7,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   Per-Participant Limit.   Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.	Stock Options

(a)   General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)   Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)   Exercise Price.   The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)   Duration of Options.   Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e)   Exercise of Option.   Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)          in cash or by check, payable to the order of the Company;

(2)   except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(3)   when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

(4)   to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)   by any combination of the above permitted forms of payment.

(g)   Substitute Options.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.	Restricted Stock

(a)   Grants.   The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)   Terms and Conditions.   The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. Adjustments for Changes in Common Stock and Certain Other Events

(a)   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)   Liquidation or Dissolution.   In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)   Reorganization and Change of Control Events.

(1)         Definitions:

(a)    “Reorganization Event” shall mean:

(i)    any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property;

(ii)   any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

(b)   “Change of Control Event” shall mean:

(i)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided. however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (i) of this definition, (D) any acquisition by Katsumi Oneda or Lewis C. Pell, or any affiliate thereof (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended) (or their respective spouses and minor children or by a trust for the benefit of any of such persons) (each party is referred to herein as an “Exempt Person”) of any shares of Common Stock; provided that, after such acquisition, such Exempt Person does not beneficially own more than 40% of either (i) the Outstanding Company Common Stock of (ii) the Outstanding Company Voting Securities; or

(ii)   the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any Exempt Person, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2)         Effect on Options:

(a)    Reorganization Event.   Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);provided that if such Reorganization Event also constitutes a Change in Control Event, such assumed or substituted options shall be immediately vested and exercisable in full upon the occurrence of such Reorganization Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b)   Change in Control Event.   Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, all Options then outstanding shall automatically become vested and immediately exercisable in full.

9.	General Provisions Applicable to Awards

(a)   Transferability of Awards.   Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation.   Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status.   The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)   Withholding.   Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)    Amendment of Award.   The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, changing the option exercise price and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company,

(ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration.   The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.	Compliance with Section 409A of the Code

(a)   Intention to Comply with 409A.   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)   “Service Recipient” Stock.   In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(1)         Controlled Group Test in Code.   In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(2)         Controlled Group Test in Regulation.   In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.\

11.	Miscellaneous

(a)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)   Effective Date and Term of Plan.   The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e)   Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

VISION-SCIENCES, INC.
40 RAMLAND ROAD SOUTH
ORANGEBURG, NY 10962

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The Board of Directors recommends you vote FOR the following as Class III Directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 David W. Anderson 02 Warren Bielke 03 Lothar Koob

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Ratification of appointment of EisnerAmper LLP as the Company's independent registered public accountants for the fiscal year ending March 31, 2013.	☐	☐	☐
3	Approval of an amendment to the Vision-Sciences, Inc. Amended and Restated 2007 Stock Incentive Plan to increase the number of authorized shares under such plan.	☐	☐	☐

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date